Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 2019 in the Regulation A Offering Statement (Form 1-A) of Contact Gold Corp.

Vancouver, Canada	/s/ Ernst & Young LLP
April 10, 2019